                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                     COMPUTER HORIZONS CORP.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                            COMPUTER HORIZONS CORP.
                            49 OLD BLOOMFIELD AVENUE
                     MOUNTAIN LAKES, NEW JERSEY 07046-1495

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            ------------------------

    The Annual Meeting of Shareholders of Computer Horizons Corp. will be held at the Hanover Marriott, 1401 State Highway No. 10, Whippany, NJ, on Wednesday, May 14, 2003 at 10:00 A.M., local time, for the following purposes:

    1. To elect directors to serve until the next annual meeting and until their successors are elected and qualify.

    2. To ratify the selection of the accounting firm of Grant Thornton LLP as the Company's independent auditors for the current year.

    3. To approve an amendment to the Company's 1991 Directors' Stock Option Plan extending the term of the plan to March 6, 2007.

    4. To ratify the issuance of 903,404 shares of the Company's common stock previously issued under the Company's Employee Stock Purchase Plan and to approve an amendment to the Company's Employee Stock Purchase Plan to reserve an additional 3,500,000 shares (inclusive of the 903,404 shares) of the Company's common stock under such Employee Stock Purchase Plan.

    5. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Only shareholders of record at the close of business on April 2, 2003 are entitled to notice of and to vote at the meeting or any adjournment thereof.

                                          By Order of the Board of Directors,
                                          WILLIAM J. MURPHY
                                          SECRETARY

Mountain Lakes, New Jersey
April 10, 2003

    IF IT IS CONVENIENT FOR YOU TO DO SO, WE HOPE YOU WILL ATTEND THE MEETING. IF YOU CANNOT, WE URGE YOU TO VOTE ON-LINE AS NOTED ON THE ENCLOSED PROXY CARD OR FILL OUT THE ENCLOSED PROXY CARD AND RETURN IT TO US IN THE ENVELOPE PROVIDED. NO ADDITIONAL POSTAGE IS REQUIRED.

                            COMPUTER HORIZONS CORP.
                            49 OLD BLOOMFIELD AVENUE
                     MOUNTAIN LAKES, NEW JERSEY 07046-1495

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 14, 2003
                         HANOVER MARRIOTT, WHIPPANY, NJ

                            ------------------------

    The enclosed proxy is solicited on behalf of the Board of Directors of the Company and may be revoked at any time before it is finally exercised. Only shareholders of record at the close of business on April 2, 2003, will be entitled to notice of and to vote at the annual meeting with each share entitled to one vote. As of April 2, 2003, the Company had outstanding 30,209,112 shares of common stock, $.10 par value. It is anticipated that the mailing to shareholders of the Proxy Statement and the enclosed proxy will commence on or about April 10, 2003. Proxies for the annual meeting will be solicited by mail, and may also be solicited in person, by telephone or other means. All expenses involved, including printing and postage, will be paid for by the Company.

    All properly executed and unrevoked proxies that are received in time for the meeting will be voted at the meeting or any adjournment thereof in accordance with any specifications therein, or if no specifications are made, will be voted "FOR" the election of the named nominees as directors, "FOR" approval of the proposal to ratify the selection of Grant Thornton LLP as the Company's auditors, "FOR" the extension to the Company's 1991 Directors' Stock Option Plan and "FOR" the additional shares under the Company's Employee Stock Purchase Plan. Any person giving a proxy may revoke it by written notice to the Company at any time prior to exercise of the proxy. A person present at the meeting may withdraw his or her proxy by voting in person.

    Directors are elected by plurality vote. Any other matter to be voted on at the meeting will require, for approval, the affirmative vote of a majority of the shares of common stock voting on the proposal, with abstentions and broker non-votes not counting votes cast for this purpose.

                      CERTAIN HOLDERS OF VOTING SECURITIES

    The following table presents certain information with respect to the beneficial ownership of shares of the Company's common stock (its only class of voting securities) on April 2, 2003 (except as noted otherwise), by (a) persons owning more than 5% of such shares or nominated for election as a director (see "Election of Directors"), (b) the named executive officers identified in the Summary Compensation Table, and (c) all directors and executive officers as a group. Unless otherwise indicated, each person has sole voting and dispositive power over the shares shown as being owned by such person.

                                                                    AMOUNT
                                                                 BENEFICIALLY
NAME AND ADDRESS OF                                                OWNED(1)         PERCENT OF
BENEFICIAL OWNER                                              AS OF APRIL 2, 2003     CLASS
-------------------                                           -------------------   ----------
William J. Murphy...........................................         148,689             (2)
  49 Old Bloomfield Avenue
  Mountain Lakes, NJ 07046-1495
Michael J. Shea.............................................          43,656             (2)
  49 Old Bloomfield Avenue
  Mountain Lakes, NJ 07046-1495
Kristin Evins...............................................           5,000             (2)
  49 Old Bloomfield Avenue
  Mountain Lakes, NJ 07046-1495
Thomas J. Berry.............................................         102,000             (2)
  49 Old Bloomfield Avenue
  Mountain Lakes, NJ 07046-1495
William M. Duncan...........................................          50,000             (2)
  49 Old Bloomfield Avenue
  Mountain Lakes, NJ 07046-1495
Rocco J. Marano.............................................         129,188             (2)
  49 Old Bloomfield Avenue
  Mountain Lakes, NJ 07046-1495
William J. Marino...........................................          20,000             (2)
  49 Old Bloomfield Avenue
  Mountain Lakes, NJ 07046-1495
Earl L. Mason...............................................          40,000             (2)
  49 Old Bloomfield Avenue
  Mountain Lakes, NJ 07046-1495
All directors and executive officers as a group (eight
  persons)..................................................         538,533(3)         1.8%
Tocqueville Asset Management LP.............................       2,295,780(4)         7.6%
  1675 Broadway, New York, NY 10009
Dimensional Fund Advisors Inc...............................       2,238,791(5)         7.4%
  1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401
The TCW Group, Inc., on behalf of the TCW Business Unit.....       2,142,700(6)         7.1%
  865 South Figueroa Street, Los Angeles, CA 90017
John J. Cassese.............................................       1,681,503            5.6%
  49 Old Bloomfield Ave., Mountain Lakes, NJ 07046

--------------------------
(1) Includes 469,418 shares issuable upon exercise of options granted under the Company's 1985 (as amended) and 1994 Incentive Stock Option and Appreciation Plan, as follows: Murphy, 125,000; Shea, 30,000; Evins, 5,000 and Cassese, 309,418. Also includes 328,688 shares issuable upon exercise of options granted under the Company's 1991 Directors' Stock Option Plan (as amended), as follows: Berry, 100,500; Duncan, 50,000; Marano, 118,188; Marino, 20,000;
    and Mason, 40,000.

(2) Less than 1%.

(3) Includes all shares issuable upon exercise of options granted under the Company's 1985 (as amended) and 1994 Incentive Stock Option and Appreciation Plans and the Company's 1991 Directors' Stock Option Plan, as amended, included in Note 1.

(4) Tocqueville Asset Management LP, confirmed to the Company via phone on April 9, 2003 that as of December 31, 2002, it may be deemed to have sole voting power and sole dispositive power to 2,295,780 of the Company's common stock with no shared voting power or shared dispositive power.

(5) Dimensional Fund Advisors Inc. filed a Schedule 13G Statement with the Securities and Exchange Commission stating that as of December 31, 2002 it may be deemed to have sole voting power and sole dispositive power with respect to 2,238,791 shares of the Company's common stock with no shared voting power or shared dispositive power.

(6) TCW Group Inc. filed a Schedule 13G Statement with the Securities and Exchange Commission stating that as of December 31, 2002 it may be deemed to have sole voting power and sole dispositive power with respect to 2,142,700 shares of the Company's common stock with no shared voting power or shared dispositive power.

                             ELECTION OF DIRECTORS

    The six current members of the Board of Directors have been nominated, for election by the Shareholders, to hold office until the next Annual Meeting of Shareholders and until their successors have been elected and qualify. Unless such authority is withheld as to one or more nominees by marking the enclosed proxy as indicated thereon, the proxy will, if executed and returned, be voted for the election of the nominees named herein.

    If any nominee is unable to be a candidate when the election takes place, the shares represented by valid proxies will be voted in favor of the remaining nominees and for such person as may be designated by the present Board of Directors to replace such nominee. The Board of Directors does not presently anticipate that any nominee will be unable to be a candidate for election. The following table sets forth certain information regarding the nominees:

                                                  DIRECTOR
NOMINEE                                  AGE       SINCE              PRESENT PRINCIPAL OCCUPATION
-------                                --------   --------   -----------------------------------------------
Thomas J. Berry......................     78        1989     Chairman of the Board. Retired 1993 as
                                                             Executive Advisor and Executive Asst. to
                                                             Postmaster General U.S. Postal Service. Retired
                                                             1986 as Vice President--AT&T

Rocco J. Marano......................     75        1995     Retired 1994 as Chairman of Blue Cross Blue
                                                             Shield--New Jersey. Retired as Chairman and
                                                             President of Bellcore (Bell Communications
                                                             Research) in 1991. Director of Teamstaff, Inc.

William M. Duncan....................     63        1999     Senior Vice President and Division Executive,
                                                             JP Morgan Chase Bank, 1997 to present

William J. Murphy....................     58        1999     President, Chief Executive Officer and
                                                             Secretary of the Company

Earl L. Mason........................     57        1999     Retired 2000 as Chief Executive Officer and
                                                             President, Alliant Foodservice, Inc.

William J. Marino....................     59        2002     President and Chief Executive Officer, Horizon
                                                             Blue Cross Blue Shield of New Jersey. Director
                                                             of Sealed Air Corp.

    The Board of Directors held four meetings during 2002. The Compensation Committee, consisting of all outside directors (Messrs. Berry, Duncan, Marano, Marino and Mason), held one meeting in 2002. The Audit Committee, consisting of four of the Board's outside Directors (Messrs. Berry, Marano, Mason and Marino), held two meetings in 2002.

    The Compensation Committee considers and authorizes remuneration arrangements for senior management, including the granting of options under the Company's Incentive Stock Option and Appreciation Plans.

    The Board of Directors has designated Mr. Mason as the Audit Committee Financial Expert.

    The Company also has a Nominating Committee. The Nominating Committee, composed of all non-employee directors, met once during 2002. The primary duties and responsibilities of the nominating committee are to:

    - Recommend to our board of directors a slate of directors for election by stockholders at each annual meeting;

    - Recommend the overall criteria and qualifications for our board of directors, its members and for our Chief Executive Officer; and

    - When necessary, seek out, interview and screen potential candidates for the post of director.

                         REPORT OF THE AUDIT COMMITTEE

    The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors as written in the adopted Audit Committee Charter. The Audit Committee members are independent as such term is defined in the NASD listing standards. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

    The Committee reviewed with Grant Thornton LLP, the Company's independent auditors, who are responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles, the Company's audited financial statements for the year 2002, their judgments as to the quality of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with Grant Thornton LLP their independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees", and the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61, "Communication with Audit Committees", and SAS No. 90, "Audit Committee Communications", and considered the compatibility of nonaudit services provided by Grant Thornton LLP with the auditors' independence.

    The Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. During 2001, the Company appointed an internal auditor who will report to the Audit Committee and meet with the Company's independent auditors.

    Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of Grant Thornton LLP as the Company's independent auditors for the current year.

Earl L. Mason, Audit Committee Chair and Financial Expert
Thomas J. Berry, Audit Committee Member
Rocco J. Marano, Audit Committee Member
William J. Marino, Audit Committee Member

EXECUTIVE COMPENSATION

    The following table sets forth the compensation paid by the Company for the fiscal years indicated, to the Chief Executive Officer and to each of the Company's other executive officers (together, the "named executive officers"), as of December 31, 2002.

    On March 13, 2003, the Company issued a press release reporting that John J. Cassese, its CEO, President and Chairman, has taken a leave of absence as CEO and President and resigned his position as Director and Chairman of the Board as a result of being informed that the Justice Department obtained an indictment relating to the June 1999 purchase and sale of an unrelated company's shares. The Board has named William J. Murphy to the position of President and CEO, appointed Thomas J. Berry Chairman of the Board and named Michael J. Shea to the position of Chief Financial Officer.

                           SUMMARY COMPENSATION TABLE
                               AS OF DECEMBER 31,

                                                                                   LONG-TERM COMPENSATION
                                                                            ------------------------------------
                                          ANNUAL COMPENSATION                       AWARDS             PAYOUTS
                              -------------------------------------------   -----------------------   ----------
                                                                 OTHER                   SECURITIES                   ALL
                                                                 ANNUAL     RESTRICTED   UNDERLYING                  OTHER
                                                                COMPEN-       STOCK       OPTIONS/       LTIP       COMPEN-
                                YEAR      SALARY     BONUS       SATION       AWARDS        SARS       PAYMENTS    SATION(1)
                              --------   --------   --------   ----------   ----------   ----------   ----------   ---------
John J. Cassese.............    2002     $475,000   $     --   $      --           --      100,000    $      --    $237,334
  Chairman of the Board,        2001      475,000         --          --           --       75,000           --     256,644
  President and Chief           2000      475,000     55,000          --           --       75,000           --     256,269
  Executive Officer

William J. Murphy...........    2002     $290,000   $     --   $      --           --       75,000    $      --    $  4,580
  Executive Vice President,     2001      290,000         --          --           --       50,000           --       2,580
  Chief Financial Officer       2000      290,000     25,000          --           --       50,000           --       2,880
  and Secretary

Michael J. Shea.............    2002     $150,000   $     --   $      --           --       30,000    $      --    $  3,180
  Vice President and            2001      150,000     25,000          --           --       30,000           --       3,180
Controller                      2000      150,000     17,500          --           --       20,000           --       3,065

Kristin Evins...............    2002     $ 77,600   $     --   $      --           --        5,000    $      --    $  1,467
  Assistant Controller          2001       77,600      8,000          --           --        5,000           --       1,460
                                2000       72,600      6,000          --           --        2,000           --         679

------------------------

(1) In 2001, the Company paid the premiums on a whole life insurance policy of $80,000, a universal life insurance policy of $800,000 and a term life insurance policy of $150,000 for Mr. Cassese. The Company also paid the premium on a $3,000,000 split-dollar life insurance policy on the joint lives of Mr. Cassese and his spouse and a split-dollar survivorship policy. As a result of the Sarbanes-Oxley Act of 2002, Company payments for the split-dollar life insurance policy were discontinued. In addition, the Company paid the premiums on a $150,000 term life insurance policy for both Mr. Murphy and Mr. Shea. Under each such insurance policy, the insured has the right to designate the beneficiaries. The Company maintains a defined contribution (401K) savings plan and contributes $0.50 for every dollar contributed by all participating employees up to 4% of each employee's salary deferral.

    The Company has entered into an Executive Compensation Exchange Program
    (ECEP) with Mr. Cassese. Under the program, Mr. Cassese waived payments due to be made to him under the non-qualified supplemental retirement agreement, except for a $2,000,000 payment to be made in the event that a change of control occurs. In conjunction with this waiver, the Company entered into an arrangement to purchase a life insurance policy for the benefit of a trust established by Mr.

    Cassese. The cost of the life insurance policies to the Company has been actuarially determined and will not exceed the after-tax cost the Company expected to incur in connection with the payments under the non-qualified supplemental retirement agreement.

    In addition, the Company has non-qualified supplemental retirement benefit agreements with Messrs. Murphy and Shea. Under their agreements, Messrs. Murphy and Shea will be entitled to receive $1,000,000 each, upon retirement from the Company at age 65. If Mr. Murphy or Mr. Shea retires from continuous employment with the Company prior to age 65 as a result of total and permanent disability, he will be deemed to have been continuously employed by the Company until age 65 for purposes of his agreement. If Mr. Murphy or Mr. Shea terminates his employment with the Company prior to reaching age 65, other than as a result of death or total and permanent disability, he will be entitled to receive, upon reaching age 65, a retirement benefit based on accrual and vesting formulas set forth in his respective agreement. Had either Mr. Murphy or Mr. Shea terminated his employment as of the date of this Proxy Statement or during the year of 2002, Mr. Murphy's accrued and vested benefit would be $250,000 and Mr. Shea's accrued and vested benefit would be $62,100. If Mr. Murphy or Mr. Shea were to die prior to age 65, while still in the employ of the Company, his beneficiaries would be entitled to receive a lump sum benefit equal to the greater of his accrued and vested benefit, or $500,000. Benefits payable upon retirement may be paid in a lump sum or in annual installments at the discretion of the beneficiary. In the event that a Change of Control occurs, Mr. Murphy's and Mr. Shea's entitlements will immediately vest and become payable.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                              POTENTIAL REALIZABLE
                                                   INDIVIDUAL GRANTS                            VALUE AT ASSUMED
                              ------------------------------------------------------------    ANNUAL RATES OF STOCK
                                 NUMBER OF                                                   PRICE APPRECIATION FOR
                                SECURITIES      % OF TOTAL OPTIONS                                 OPTION TERM
                                UNDERLYING          GRANTED TO       EXERCISE   EXPIRATION   -----------------------
                              OPTIONS GRANTED   EMPLOYEES IN 2002     PRICE        DATE          5%          10%
                              ---------------   ------------------   --------   ----------   ----------   ----------
John J. Cassese.............      100,000              7.98           $3.39     2/25/2012     $213,195     $540,279
William J. Murphy...........       75,000              5.98            3.39     2/25/2012      159,896      405,209
Michael J. Shea.............       30,000              2.39            3.73     4/12/2012       63,959      162,084
Kristin Evins...............        5,000              0.40            3.73     4/12/2012       10,660       27,014

    Pursuant to the terms of the option grants, upon exercise of such options, if the optionee, while employed by the Company, desires to sell any shares acquired upon exercise of such options, the optionee must first offer such shares to the Company at their then fair market value. Mr. Cassese's and Mr. Murphy's options are immediately exercisable. Mr. Shea's and Ms. Evins' options become exercisable over a period of three years.

    Prior to 2002, certain officers had the right to borrow from the Company against the exercise price of options exercised. As of December 31, 2002, Mr. Shea has $100,000 in borrowings outstanding, which was issued by the Company in 1999, prior to the adoption of FIN 44 and the Sarbanes-Oxley Act of 2002. This borrowing is payable upon demand, with a 4.99% interest rate.

    The following table sets forth certain information concerning stock options exercised in 2002 or held as of the end of the year, by the named executive officers. Such options were granted under the Company's 1985 (as amended) and 1994 Incentive Stock Option and Appreciation Plans. No stock appreciation rights have been granted under either Plan.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND DECEMBER 31, 2002 OPTION VALUES

                                                                                                   VALUE OF UNEXERCISED
                                                                     NUMBER OF UNEXERCISED             IN-THE-MONEY
                                          SHARES                    OPTIONS AT 12/31/02 (1)         OPTIONS AT 12/31/02
                                         ACQUIRED       VALUE     ---------------------------   ---------------------------
NAME                                    ON EXERCISE   REALIZED*   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                    -----------   ---------   -----------   -------------   -----------   -------------
John J. Cassese.......................         --           --      684,419             -0-       $101,167       $   -0-
William J. Murphy.....................         --           --      336,600             -0-         62,500           -0-
Michael J. Shea.......................         --           --       46,583          56,667         12,500        25,000
Kristin Evins.........................         --           --        3,500           9,000          2,084         4,166

--------------------------

* Value realized is defined by the Securities and Exchange Commission as the difference between the market value, on date of exercise, of shares acquired and the exercise price of the options exercised.

(1) Includes stock options cancelled on February 11, 2003 related to the Stock Option Exchange Program as follows: Cassese, 375,001; Murphy, 211,600; Shea, 43,250; and Evins, 2,500.

    The following table summarizes information about the Company's equity compensation plans as of December 31, 2002.

                      EQUITY COMPENSATION PLAN INFORMATION

                                                                                            NUMBER OF SECURITIES
                                                                                          REMAINING AVAILABLE FOR
                          NUMBER OF SECURITIES TO BE                                    FUTURE ISSUANCE UNDER EQUITY
                            ISSUED UPON EXERCISE OF       WEIGHTED-AVERAGE EXERCISE          COMPENSATION PLANS
                         OUTSTANDING OPTIONS, WARRANTS       PRICE OF OUTSTANDING          (EXCLUDING SECURITIES
PLAN CATEGORY                     AND RIGHTS             OPTIONS, WARRANTS AND RIGHTS     REFLECTED IN COLUMN (A))
                                      (A)                            (B)                            (C)
Equity compensation
  plans approved by                                                                              2,370,000
  security holders.....             4,527,000                         7.93                       (1)(2)(3)
Equity compensation
  plans not approved by
  security holders.....                   -0-                          -0-                             -0-
TOTAL..................             4,527,000                         7.93                       2,370,000

(1) Consists of 2,036,000 shares of the Company's common stock reserved under the Company's 1994 Incentive Stock Option and Appreciation Plan and 334,000 shares of the Company's common stock reserved under the Company's 1991 Directors' Stock Option Plan.

(2) On March 28, 2003, the Company's Board of Directors reserved an additional 3,500,000 shares of the Company's common stock under the Employee Stock Purchase Plan, subject to stockholder approval.

(3) On January 8, 2003, the Company commenced a tender offer to its employees to exchange all options granted under the Company's 1994 Incentive Stock Option and Appreciation Plan with an exercise price of $10.01 or greater for new stock options with a new exercise price. For options priced between $10.01 and $14.99 per share, for every two options surrendered, one new option will be granted. The tender offer expired on February 10, 2003 and on February 11, 2003, the Company accepted for exchange and cancelled options to purchase 1,635,526 shares of the Company's common stock. A total of 612,850 options with an exercise price greater than or equal to $15.00 per share were accepted for exchange, representing approximately 37% of the options that were tendered, of these options 63% were tendered by officers of the Company. A total of 1,022,676 options with an exercise price of between $10.01 and $14.99 were accepted for exchange, representing approximately 63% of the options that were tendered, of these options 24% were tendered by officers of the Company. The Company anticipates that it will grant 715,621 new options with new exercise prices on or about August 12, 2003, which is six months and one day after the cancellation of the original options.

EMPLOYMENT AGREEMENTS

    Mr. Cassese is a party to an Employment Agreement with the Company which provides for an automatic renewal for successive additional terms of three (3) years unless either party gives at least 180 days prior written notice of intent to terminate. The Agreement provides, among other things, for an annual salary at the current rate of $475,000, with such increases and bonuses, if any, as the Company may determine. The Agreement also provides that if Mr. Cassese terminates his employment following the first anniversary of a Change of Control, he will be entitled to receive a lump sum equal to three times his base salary and highest bonus and continued benefits under Company benefit plans. In addition, the Agreement provides for an entitlement to salary, bonus and continued benefits based on the balance of the employment term (which automatically extends for three years if a Change of Control occurs) in the event of certain other terminations of employment. In general, a Change of Control is deemed to occur if a person or group acquires 20% or more of the Company's outstanding common stock, the Company's shareholders approve, with certain exceptions, a disposition of the Company, or a majority of the directors are succeeded within a 24-month period by individuals not nominated or approved by the Board as previously constituted. The Agreement also provides, in substance, that amounts receivable by Mr. Cassese after a Change of Control, which are subject to additional excise or other taxes, are to be increased to preserve the net benefit to the executive of such payments. As noted above, Mr. Cassese has taken a leave of absence. As a result, the Board of Directors has reduced Mr. Cassese's annual salary by 50% for the term of the leave.

    Mr. Murphy is party to an employment agreement with the Company which automatically renews (unless terminated by either party) each January. The Agreement provides, among other things, for an annual salary at the current rate of $290,000, with such increases and bonuses, if any, as the Board of Directors may determine, together with participation in all benefit plans in which members of the Company's senior management generally are entitled to participate. The Agreement also provides that, if a Change of Control occurs and thereafter Mr. Murphy either continues to be employed by the Company through the end of the contract term or his employment is terminated by the Company other than for cause or disability (as such terms are defined in the Agreement) or Mr. Murphy terminates his employment for good reason (as defined in the Agreement), then Mr. Murphy shall be entitled to receive a lump sum equal to two times his base salary and highest bonus (subject to reduction to avoid excise or other taxes) as well as continued benefits under the Company's benefit plans. As a result of Mr. Cassese's leave of absence, the Board has voted Mr. Murphy to be the President and Chief Executive Officer. An addendum to Mr. Murphy's existing employment agreement is currently being negotiated with the Board of Directors.

    Mr. Shea has an employment agreement with the Company which automatically renews (unless terminated by either party) each March. The Agreement provides for an annual salary at the current rate of $150,000, plus severance pay in the event of termination of employment by the Company. As a result of Mr. Cassese's leave of absence, the Board has voted Mr. Shea to be the Chief Financial Officer. An addendum to Mr. Shea's existing employment agreement is currently being negotiated with the Board of Directors.

    Ms. Evins has an employment agreement with the Company which provides for an annual salary at the current rate of $100,000, plus severance pay in the event of termination of employment by the Company. An addendum to Ms. Evins' existing employment agreement is currently being negotiated with the Board of Directors.

                         COMPENSATION COMMITTEE REPORT

COMPENSATION POLICIES

    The Compensation Committee (the "Committee") of the Board of Directors consists of its non-employee Directors. The Committee is responsible for developing policies and making specific recommendations to the Board of Directors with respect to the compensation of the Company's executive officers. The goal of these policies is to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value, while at the same time motivating and retaining key employees.

    To help achieve this, the Committee, among other things, considers the chief executive officer's recommendations with respect to other executive officers, evaluates the Company's performance both in terms of current achievements and significant initiatives with long-term implications, assesses the contributions of individual executives, and compares compensation levels with those of other leading companies in similar or related industries.

FISCAL 2002 COMPENSATION

    With respect to the Company's chief executive officer, the Committee focused principally upon recommending to the Board an appropriate base salary increase, if any, and incentive compensation. As noted above, the chief executive officer is a party to an employment agreement with the Company that provides for base salary increases and bonuses as the Company may determine. In the view of the Committee and the Chief Executive Officer, since the Company had enacted a salary freeze, it was appropriate not to increase Mr. Cassese's salary or award a bonus.

    The Company has periodically granted stock options in order to provide certain of its executives with a competitive total compensation package and reward them for their contribution to the Company's long-term share performance. These grants are designed to align the executive's interests with that of the shareholders. During 2002, stock options were granted to Mr. Cassese and to other members of management based upon their actual and potential contributions to the Company.

                                          Compensation Committee
                                          William M. Duncan, Chair
                                          Thomas J. Berry
                                          Rocco J. Marano
                                          Earl L. Mason
                                          William J. Marino

                            DIRECTORS' COMPENSATION

    Directors who are not employees of the Company, are each entitled to receive as compensation the sum of $20,000 per year. In 2002, the Company incurred an expense of $20,000 each for Messrs. Berry, Duncan, Marano, Marino and Mason.

    In 1998, the Company amended the 1991 non-qualified Directors' Stock Option Plan, providing that each new director of the Company who is not an employee of the Company (i) shall immediately receive options to purchase 10,000 shares of its common stock, which vest over a period of five years, and (ii) shall receive annual grants to purchase 10,000 shares of its common stock, which vest immediately. The plan expired on March 4, 2001 and was extended for three additional years by the Board of Directors and Shareholders. In 2002, Messrs. Berry, Duncan, Marano, Marino and Mason were each awarded 10,000 options vesting immediately at a strike price of $3.27.

                            APPROVAL OF AMENDMENT TO
         THE COMPUTER HORIZONS CORP. 1991 DIRECTORS' STOCK OPTION PLAN

    On February 11, 2003, the Board of Directors approved, subject to shareholder approval at the 2003 Annual Meeting of Shareholders, an amendment to the Computer Horizons Corp. 1991 Directors' Stock Option Plan, as amended and restated (the 1991 Plan), extending its term, which was to expire on March 4, 2004, to March 6, 2007. The Board did not increase the aggregate number of shares of Common Stock issuable upon the exercise of options granted under the 1991 Plan or make any other changes to it. The following summary of the principal terms of the 1991 Plan is qualified by reference to the text of the 1991 Plan [which was filed as Exhibit 10(d) to the Company's 1998 Annual Report on Form 10-K].

BACKGROUND

    The 1991 Plan became effective on March 5, 1991, and was amended, effective May 4, 1994, to increase the total number of shares of common stock that may be issued under the 1991 Plan from 137,500 to 250,000 and to provide for annual option grants to eligible directors. The total number of shares that may be issued under the Plan was subsequently increased pursuant to the terms of the 1991 Plan as a result of certain stock splits declared by the Company. The 1991 Plan was amended and restated effective May 6, 1998, to (i) decrease the number of shares of common stock that may be purchased under each type of option grant under the 1991 Plan; (ii) remove the limit on the number of annual option grants available to a non-employee director; and (iii) provide for certain technical amendments in order for the 1991 Plan to satisfy the requirements under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The amendment to the Plan extends the term of the Plan to March 6, 2007.

PURPOSE OF THE PLAN

    The purposes of the 1991 Plan are to enable the Company to attract, retain, and motivate the non-employee directors of the Company and to enhance the long-term mutuality of interest between the non-employee directors and the Company's shareholders by granting non-qualified stock options to purchase Common Stock ("Options").

ADMINISTRATION

    The 1991 Plan is administered by the Board. The Board may delegate its powers and functions under the 1991 Plan to a committee (the "Committee") of the Board of the Company (the "Board"), appointed from time to time by the Board. The Committee is intended to consist of two or more directors, each of whom will be non-employee directors as defined in Rule 16b-3 under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board, or the

Committee, if applicable, has full authority to interpret the 1991 Plan and decide any questions under the 1991 Plan and to make such rules and regulations and establish such procedures for administration of the 1991 Plan as it deems appropriate subject to the provisions of the 1991 Plan.

AVAILABLE SHARES

    The 1991 Plan authorizes the issuance of up to 843,750 shares of Common Stock, subject to adjustment. The 1991 Plan provides that appropriate adjustments will be made in the number and kind of securities receivable upon the exercise of outstanding Options in the event of a stock split, stock dividend, merger, consolidation or reorganization. The number of shares of Common Stock subject to an Option that has not yet been granted will not be automatically adjusted to reflect a change in the capital structure of the Company that would result in an increase in the number of Common Stock of the Company. However, the number of shares of Common Stock subject to an Option will be automatically adjusted downward to reflect a change in the capital structure of the Company which would result in a decrease in the number of Common Stock of the Company. In general, if Options are for any reason canceled or expire or terminate unexercised, the shares covered by such Options will again be available for the grant of Options.

ELIGIBILITY

    All non-employee directors of the Company are eligible to be granted Options under the Director's Stock Option Plan. A non-employee director is a director serving on the Company's Board who is not an active employee of the Company.

GRANT OF OPTIONS

    Upon his or her initial election to the Board, each non-employee director of the Company is granted an Option to purchase 10,000 shares of Common Stock (the "Initial Grant"), subject to adjustment as described above. On each January 1 after he or she receives the Initial Grant, each non-employee director who has been a non-employee director for at least 6 months will be automatically granted an Option to purchase 10,000 shares of Common Stock (the "Annual Grant"). Prior to the Amendment, the Plan provided that the maximum number of Annual Grants that could be made to an eligible director was five. The exercise price per share of Common Stock upon the exercise of an Options is 100% of the fair market value (as defined in the 1991 Plan) of the Common Stock at the time of the grant of the Options, or the par value of the share of Common Stock, whichever is greater.

EXERCISE OF OPTIONS

    Subject to acceleration of the exercisability of the Options (as described below), each Initial Grant of an Option becomes exercisable as to 20% of the shares of Common Stock on the date of grant, as to an additional 20% of the shares of Common Stock on each anniversary of the date of grant up to the fourth anniversary of the date of grant. Options granted pursuant to an Annual Grant are fully vested and immediately exercisable upon the date of grant. Except where an Option expires earlier (as described below), if not previously exercised, each Option will expire upon the tenth anniversary of the date of the grant thereof. Options that are exercisable upon a non-employee director's termination of directorship for any reason except cause, prior to the complete exercise of an Option (or deemed exercise thereof), will remain exercisable by the non-employee director or, in the case of death, by the non-employee director's estate or by the person given authority to exercise such Options by his or her will or by operation of law following such termination until the earlier of (i) the expiration of the one year period following the non-employee director's termination of directorship or (ii) the remaining term of the Option. All Options held by a non-employee director expire immediately upon the non-employee director's termination of directorship for cause. All Options granted to a non-employee director and not previously exercisable become vested and fully exercisable immediately upon the occurrence of a change in control (as defined in the 1991 Plan). Common Stock purchased pursuant to the exercise of Options must be paid for at the time of exercise in cash or by delivery to the Company of unencumbered shares of Common Stock owned by the director for at least 6 months (or such longer period as required by applicable accounting standards to avoid a charge to earnings) or a combination thereof.

AMENDMENTS

    The 1991 Plan provides that it may be amended by the Board or the Committee at any time, and from time to time, to effect (i) amendments necessary or desirable in order that the 1991 Plan and the Options granted thereunder conform to all applicable laws, and (ii) any other amendments deemed appropriate. Notwithstanding the foregoing, to the extent required by law, no amendment may be made that would require the approval of the stockholders of the Company under applicable law or under any regulation of a principal national securities exchange or automated quotation system sponsored by the Nasdaq Stock Market, Inc. unless such approval is obtained. The 1991 Plan may be amended or terminated at any time by stockholders of the Company.

U.S. FEDERAL INCOME TAX CONSEQUENCES

    The following discussion of the principal U.S. federal income tax consequences with respect to Options under the 1991 Plan is based on statutory authority and judicial and administrative interpretations as of the date of this Proxy Statement, which are subject to change at any time (possibly with retroactive effect) and may vary in individual circumstances. Therefore, the following is designed to provide only a general understanding of the federal income tax consequences (state and local income tax and estate tax consequences are not addressed below).

    In general, optionee will realize no taxable income upon the grant of nonqualified stock options and the Company will not receive a deduction at the time of such grant. Upon exercise of a nonqualified stock option, an optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the stock on the date of exercise over the exercise price, but such amount will not be subject to federal wage withholding or employment taxes. Upon a subsequent sale of the stock by the optionee, the optionee will recognize short-term or long-term capital gain or loss, depending upon his holding period for the stock. If the Common Stock is held for more than 12 months after the date of exercise, the holder will be taxed at the lowest rate applicable to capital gains for such holder. The Company will generally be allowed a deduction equal to the amount recognized by the optionee as ordinary income. An optionee should consult with his or her tax advisor as to whether, as a result of Section 16(b) of the Exchange Act and the rules and regulations thereunder, the timing of income recognition is deferred for any period following the exercise of an Option (the "Deferral Period").

    If there is a Deferral Period, absent a written election (pursuant to Section 83(b) of the Code) filed with the Internal Revenue Service within 30 days after the date of transfer of the shares of Common Stock pursuant to the exercise of the nonqualified stock option to include in income, as of the transfer date, the excess (on such date) of the fair market value of such shares over their exercise price, recognition of income by the recipient could, in certain instances, be deferred until the expiration of the Deferral Period.

    In addition, any entitlement to a tax deduction on the part of the Company is subject to the applicable federal tax rules, and in the event that the exercisability of an Option is accelerated because of a change in control, payments relating to the Options, either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Code, which excess amounts may be subject to excise taxes and be nondeductible by the Company. The 1991 Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended. The 1991 Plan is not, nor is it intended to be, qualified under
Section 401(a) or 421 of the Code.

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS VOTE THEIR SHARES FOR THE PROPOSAL TO ADOPT THE AMENDMENT.

   RATIFICATION OF THE ISSUANCE OF SHARES UNDER AND APPROVAL OF AN AMENDMENT
          TO THE COMPUTER HORIZONS CORP. EMPLOYEE STOCK PURCHASE PLAN

    On March 28, 2003, the Board of Directors of the Company ratified and approved, subject to shareholder approval at the 2003 Annual Meeting of Shareholders, the issuance of 903,404 shares of the Company's common stock, previously issued, under the Computer Horizons Corp. Employee Stock Purchase Plan (the "Plan") and an amendment to the Plan to reserve an additional 3,500,000 shares (inclusive of the 903,404 shares) of the Company's common stock under the Plan.

    The following summary of the principal terms of the plan is qualified by reference to the text of the Plan [which was filed as Exhibit 10(h) to the Company's 1999 Annual Report on Form 10-K].

DESCRIPTION OF THE EMPLOYEE STOCK PURCHASE PLAN

    PURPOSE. The purpose of the Plan is to provide employees of the Company and designated subsidiaries with an opportunity to purchase Common Stock of the Company at a discount through accumulated payroll deductions. It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code and the provisions of the Plan be construed in a manner consistent with the requirements of such section of the Code.

    ADMINISTRATION. The Plan is administered by a committee appointed from time to time by the Board of Directors (the "Committee"). To the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee will be exercised by the Board of Directors. The Committee possesses the full power and authority, subject to the provisions of the Plan, to promulgate such rules and regulations as it deems necessary for the proper administration of the Plan (including any special rules necessary to comply with the requirements of foreign jurisdictions), to interpret the provisions and supervise the administration of the Plan and to take all action in connection therewith or in relation thereto as it deems necessary or advisable.

    The Committee may designate an agent to administer the Plan, to purchase and sell shares of Company's Common Stock in accordance with the Plan, to keep records, to send statements of account to Participants, to serve as custodian for purposes of the Plan, and to perform other duties relating to the Plan, as the Committee may request from time to time. The Committee has currently designated Computershare as its agent to administer the Plan.

    While the Company pays for the administration of the Plan, employees are fully responsible for (i) any brokerage fees and commissions charged for the sale of Common Stock, (ii) any fees for certificates of shares of Common Stock and (iii) any taxes owed by them as a result of participation in the Plan.

    ELIGIBILITY. An employee of the Company or its designated subsidiaries (who customarily work more than 20 hours per week and at least 5 months per year) is eligible to participate in the Plan commencing on the first day of any offering under the Plan following completion of six months of employment. Designated subsidiaries include any present or future subsidiary corporation, as defined in
Section 424(f) of the Code, that is designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan.

    No person shall be eligible to participate in the Plan if such person, immediately after the grant, would own Common Stock and/or hold options to purchase Common Stock, possessing five percent or more of the total combined voting power or value of all classes of common stock of the Company or subsidiary corporation, or which permits his rights to purchase Common Stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 in fair market value of the Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding.

    PARTICIPATION IN THE EMPLOYEE PLAN. Subject to notice periods described in the Plan, an eligible employee may become a participant in the Plan by completing the appropriate form and forwarding it to his or her employer indicating the amount of the deductions to be taken from his or her pay. Deductions will generally begin on the first payroll period following the next offering date (the first day of a calendar quarter), following appropriate notice. An eligible employee may continue to participate in the Plan until he or she elects to cease participation in the Plan or until the Plan is terminated. In addition, an employee's participation in the Plan will be automatically suspended if he or she is no longer eligible to participate in the Plan (e.g., the employee no longer customarily works more than 20 hours per week and at least 5 months per year), retires, dies, terminates employment for any reason, or becomes a 5% owner (as defined by the Plan).

    An eligible employee may purchase Common Stock through payroll deductions from the employee's compensation received each payroll period, up to the lesser of (i) 10% of the employee's compensation or (ii) $25,000 of fair market value of Common Stock per year. A participant's entire account consisting of payroll deductions is used to purchase shares of Common Stock on the last business day of the offering period (the "Offering Termination Date"). The agent, if any, for the Plan holds the shares of Common Stock credited to a participant's account on a book entry basis. A participant is entitled to all rights as a shareholder as soon as they are credited to his or her account.

    Subject to appropriate notice, a participant may withdraw from an offering at any time. Upon withdrawal, the amount in the participant's account will be used to purchase shares of Common Stock on the applicable Offering Termination Date; however, no further payroll deductions will be made with respect to that participant. A participant who has withdrawn from an offering may not again participate in the Plan until the next offering commences.

    If a participant retires or terminates for any reason other than death, the payroll deductions credited to the participant's account will be used to purchase shares of Common Stock on the applicable Offering Termination Date. In the event of death, however, the participant's beneficiary may elect to (a) withdraw all of the payroll deductions credited to the Participant's account under the Plan, or (b) account will be used to purchase shares of Common Stock on the applicable Offering Termination Date.

    PURCHASE PRICE. The purchase price for a share of Common Stock will be the lesser of (i) 85% of the fair market value of a share of Common Stock on the first day of an offering period or (ii) 85% of the fair market value of a share of Common Stock on the Offering Termination Date. In no event may the price be less than this amount.

    AVAILABLE SHARES. A maximum of 500,000 shares of Common Stock (subject to adjustment as described below) were originally reserved for sale under the Plan. The amendment to the Plan reserves an additional 3,500,000 shares of common stock under the Plan. Purchases of Common Stock under the Plan are made on the open market, or in the sole discretion of the Committee, may be made by the Company's delivery of treasury shares or newly-issued and authorized shares to the Plan, upon such terms as the Committee may approve.

    In the event of any change affecting shares of Common Stock including a reclassification, recapitalization, merger, consolidation, reorganization, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise, or the distribution of an extraordinary dividend, the Committee may make any appropriate equitable adjustments, if any, to be made under the Plan.

    SALES OF SHARES OF COMMON STOCK. A participant may sell all or a portion of the shares of Common Stock held under the Plan through the agent for the Plan, subject to brokerage commissions. Alternatively, subject to certain limitations in the Plan, a participant may request a certificate for his or her whole shares of Common Stock held under the Plan.

    AMENDMENT AND TERMINATION. The Board may at any time amend, freeze or terminate the Plan, provided that no participant's existing rights under any offering already commenced may be adversely affected thereby. No amendment may be made to the Plan without prior approval of the shareholders of the Company if shareholder approval of such amendment is required to comply with Section 423 of the Code or to comply with any other applicable law, regulation or stock exchange rule.

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS VOTE THEIR SHARES FOR THE PROPOSAL TO RATIFY THE ISSUANCE OF SHARES AND TO APPROVE THE AMENDMENT.

                  DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

    The Company maintains directors' and officers' liability insurance, providing coverage of up to $20,000,000, subject to a deductible. The policy also insures the Company against amounts paid by it to indemnify directors and officers. The current policy covers a period of one year at an annual premium of approximately $652,000.

                               PERFORMANCE GRAPH

    Below are graphs comparing the cumulative total shareholder return on the Company's Common Stock for the last five fiscal years with the cumulative weighted total shareholder return (assuming the reinvestment of dividends) of the companies included in the Nasdaq Market Index and the companies in the Peer Group selected by the Company. The Peer Group Index consists of five companies that are similar to the Company in business line, size and revenues, each of whom is engaged not only in professional services, but is also involved in emerging and prospective "total solutions". They are Analysts International Corp., iGate Corp., Covansys Corp., CIBER, Inc. and Computer Task Group Inc.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                         AMONG COMPUTER HORIZONS CORP.,
                    NASDAQ MARKET INDEX AND PEER GROUP INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Dollars

                         1997   1998    1999    2000    2001   2002
COMPUTER HORIZONS CORP.   100   58.52   35.58    5.36    7.05   7.19
Peer Group                100  109.26   90.23   19.30   25.47  14.06
Nasdaq Market Index       100  141.04  248.76  156.35  124.64  86.94

                      ASSUMES $100 INVESTED ON JANUARY 1, 1998
                            ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DECEMBER 31, 2002

                                                        1997       1998       1999       2000       2001       2002
                                                      --------   --------   --------   --------   --------   --------
COMPUTER HORIZONS CORP..............................   100.00      58.52      35.58       5.36       7.05      7.19
PEER GROUP INDEX....................................   100.00     109.26      90.23      19.30      25.47     14.06
NASDAQ MARKET INDEX.................................   100.00     141.04     248.76     156.35     124.64     86.94

                                    AUDITORS

    The Board of Directors, upon the recommendation of the Audit Committee, has selected the firm of Grant Thornton LLP as independent auditors to examine the financial statements of the Company for the year ending December 3l, 2003. This selection is being presented to the shareholders for ratification at the annual meeting. If the shareholders do not ratify the employment of Grant Thornton LLP, the selection of independent auditors will be reconsidered by the Board of Directors.

    A representative of Grant Thornton LLP is expected to be present at the annual meeting with the opportunity to make a statement, if he so desires, and to be available to respond to appropriate questions.

                                   AUDIT FEES

    Fees billed to the Company by Grant Thornton LLP during the Company's fiscal year are as follows:

Audit Fees..................................................  $  490,000
Audit-related Fees..........................................     412,000
Tax Compliance/Preparation Fees.............................     132,000
All Other Fees*.............................................     365,000
                                                              ----------
Total.......................................................  $1,399,000
                                                              ==========

------------------------

* Includes tax planning involving sale of assets, international tax planning and other non-audit services.

    The Company did not engage Grant Thornton LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2002.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and Nasdaq. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on its review of the copies of such forms received by it, the Company believes that during 2002, all filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

                               OTHER INFORMATION

    Proposals of shareholders intended to be presented at the annual meeting to be held in 2004 must be received by the Company no later than December 10, 2003, to be included in the proxy materials for such meeting. Proxies solicited by the Board of Directors for the 2004 Annual Meeting may be voted at the discretion of the persons named in such proxies or their substitutes with respect to any shareholder proposal not included in the Company's proxy statement if the Company does not receive notice of such proposal on or before March 1, 2004.

    The Board of Directors is aware of no other matters that are to be presented to the shareholders for action at the meeting. If, however, any other matters properly come before the meeting, the person named in the enclosed form of proxy will vote such proxies in accordance with his judgment on such matters.

    All stockholders of record as of April 3, 2002 have been sent, or are concurrently herewith being sent, a copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 2002. Such report contains certified consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2002. Upon the written request of any shareholder as of April 3, 2003, a copy of the Company's Annual Report on Form 10-K for the year ended December 3l, 2002 (excluding exhibits), as filed with the Securities and Exchange Commission, will be supplied without charge. Requests should be directed to Shareholder Relations, Computer Horizons Corp., 49 Old Bloomfield Avenue, Mountain Lakes, New Jersey 07046-1495.

                                          By Order of the Board of Directors,
                                          William J. Murphy
                                          Secretary

Mountain Lakes, New Jersey
April 10, 2003

                                     PROXY
                            COMPUTER HORIZONS CORP.
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 14, 2003
                             10:00 A.M. LOCAL TIME
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned appoints William J. Murphy as Proxy to vote all shares of stock the undersigned is entitled to vote at the Annual Meeting of Shareholders of COMPUTER HORIZONS CORP. to be held at the Hanover Marriott, 1401 Route 10 East, Whippany, NJ on Wednesday, May 14, 2003 at 10:00 A.M. and any adjournment thereof.


            PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
                    IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR
                     VOTE VIA THE INTERNET OR BY TELEPHONE.




       (Continued, and to be marked, dated and signed, on the other side)


                              FOLD AND DETACH HERE

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             COMPUTER HORIZONS CORP.-- ANNUAL MEETING, MAY 14, 2003

                            YOUR VOTE IS IMPORTANT!
                 PROXY MATERIALS ARE ALSO AVAILABLE ON-LINE AT:
                        http://www.computerhorizons.com
                       YOU CAN VOTE IN ONE OF THREE WAYS:


1. Call toll free 1-866-252-6936 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                       OR


2. Via the Internet at https://www.proxyvotenow.com/chrz and follow the instructions.

                                       OR

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

                 PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS.

                                                   PLEASE MARK YOUR
                                                   VOTES AS INDICATED     /X/
                                                   IN THIS EXAMPLE

                                                      FOR     WITH-     FOR ALL
                                                              HOLD       EXCEPT
1. The election as directors of all nominees listed   / /     / /         / /
   (except as marked to the contrary below):

(01) THOMAS J. BERRY, (02) WILLIAM M. DUNCAN,
(03) ROCCO J. MARANO, (04) EARL L. MASON,
(05) WILLIAM J. MARINO, (06) WILLIAM J. MURPHY

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.


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   Please be sure to sign and                    Date
date this Proxy in the box below.
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----Stockholder sign above----------Co-holder (if any) sign above---------------



2. To ratify the selection of Grant Thornton LLP      FOR   AGAINST     ABSTAIN
   as the Company's independent auditors for the      / /     / /         / /
   current year.


3. To approve an amendment to the Company's 1991      FOR   AGAINST     ABSTAIN
   Directors' Stock Option Plan extending the         / /     / /         / /
   expiration date to March 4, 2007.

4. To ratify the issuance of 903,404 shares of the    FOR   AGAINST     ABSTAIN
   Company's common stock previously issued under     / /     / /         / /
   the Company's Employee Stock Purchase Plan and to approve an amendment to the Company's Employee
   Stock Purchase Plan to reserve an additional
   3,500,000 shares (inclusive of the 903,404 shares) of the Company's common stock under such Employee
   Stock Purchase Plan.


5. Upon any other matters that may properly come before the meeting or any adjournment.

 THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1, 2, 3 AND 4.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Signature(s) should agree with name(s) printed hereon. Please correct any errors in address shown. If signing in representative capacity include full title. Proxies by a corporation should be signed in its name by an authorized officer. Where stock stands in more than one name, all holders of record should sign.

                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY

              * * * IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET,
                    PLEASE READ THE INSTRUCTIONS BELOW * * *

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       FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL


                           VOTE BY TELEPHONE/INTERNET
                    "PROXY MATERIALS ALSO AVAILABLE ON-LINE"


Your telephone/Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

PLEASE HAVE THIS CARD HANDY WHEN YOU CALL. YOU WILL NEED IT IN FRONT OF YOU IN ORDER TO COMPLETE THE VOTING PROCESS.

VOTE BY PHONE : You will be asked to enter the CONTROL NUMBER (LOOK BELOW AT RIGHT).


OPTION A: To vote as the Board of Directors recommends on the proposals, press 1.
                   Your votes will be confirmed.

OPTION B: If you choose to vote on the proposals on your own, press 2. You will hear these instructions:

                   To vote FOR, press 1; to vote WITHHOLD or AGAINST, press 2. To vote FOR ALL EXCEPT or ABSTAIN, press 3 and listen to the instructions.

VOTE BY INTERNET : The web address is https://proxyvotenow.com/chrz
                   You will be asked to enter the CONTROL NUMBER (LOOK BELOW AT RIGHT).

ON-LINE PROXY MATERIALS : Access at https://www.proxyvotenow.com/chrz

     IF YOU VOTE BY TELEPHONE OR INTERNET, DO NOT MAIL BACK YOUR PROXY CARD.

 PLEASE NOTE THAT THE LAST VOTE RECEIVED, WHETHER BY TELEPHONE, INTERNET OR BY
                        MAIL, WILL BE THE VOTE COUNTED.

                              THANK YOU FOR VOTING

Call Toll Free On a Touch Tone Telephone                        FOR TELEPHONE/
        1-866-252-6936 - ANYTIME                                INTERNET VOTING:
  There is NO CHARGE to you for this call                        CONTROL NUMBER
TELEPHONE/INTERNET VOTING DEADLINE: 12 MIDNIGHT-MAY 13, 2003